UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	December 9, 2025

TELEFLEX INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 E. Swedesford Rd., Suite 400	Wayne, PA	19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code		(610)225-6800

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	TFX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Original Equipment Manufacturing and Development Services

On December 9, 2025, Teleflex Incorporated (the “Company”) entered into an Equity Purchase Agreement (the “OEM Agreement”) with Lotus US Bidco Inc. (the “OEM Purchaser”). The OEM Purchaser is a newly formed entity and an affiliate of Montagu Private Equity LLP (“Montagu”) and Kohlberg & CO., L.L.C (“Kohlberg”).

Pursuant to the OEM Agreement, on the terms and subject to the conditions therein, the Company has agreed to sell, and the OEM Purchaser has agreed to acquire, the Company’s Original Equipment Manufacturing and Development Services business (the “OEM Business”), for a purchase price of $1,500,000,000 in cash (the “OEM Purchase Price”), subject to customary adjustments for cash, indebtedness, transaction expenses and working capital. The closing of the transactions contemplated by the OEM Agreement (the “OEM Transaction”) is subject to customary conditions, including receipt of regulatory approvals. The OEM Agreement entitles the Company and the OEM Purchaser to terminate the OEM Agreement under certain circumstances, including the failure of the closing to occur by September 1, 2026, subject to an extension to December 1, 2026 in certain circumstances where certain regulatory approvals have not been obtained. Upon termination of the OEM Agreement in accordance with its terms under certain circumstances, the OEM Purchaser will be obligated to pay the Company a termination fee of $90,000,000. The transaction is expected to be completed in the second half of 2026.

Montagu VII (A) SCSp., Montagu VII (B) SCSp., MVII Aggregator 1 SCSp. and Montagu VII Table Co-Invest SCSp. (collectively, the “Montagu Investors”), on the one hand, and Kohlberg Investors X, L.P., Kohlberg Investors X-B, L.P., Kohlberg NY Investors X-B, L.P., Kohlberg TE Investors X, L.P., Kohlberg TE Investors X-B, L.P. and Kohlberg Partners X, L.P. (collectively, the “Kohlberg Investors”), on the other hand, each delivered an Equity Commitment Letter, whereby the Montagu Investors and the Kohlberg Investors have committed, on the terms and subject to the conditions thereof, to purchase equity or debt securities of the OEM Purchaser for an aggregate amount sufficient to fund the OEM Purchase Price.

Pursuant to the OEM Agreement, the Company and the OEM Purchaser have made customary representations and warranties and have agreed to customary covenants relating to the OEM Transaction. From the date of the OEM Agreement until the closing, the Company is required to conduct the OEM Business in all material respects in the ordinary course of business and to comply with certain covenants regarding the operation of the OEM Business. Subject to certain limitations, the Company and the OEM Purchaser have agreed to indemnify each other for losses arising from certain tax liabilities and certain other liabilities.

Acute Care and Interventional Urology

Also on December 9, 2025, the Company entered into an Equity Purchase Agreement (the “Acute Care and Urology Agreement”, and together with the OEM Agreement, the “Agreements”) with Intersurgical Limited (the “Acute Care and Urology Purchaser”).

Pursuant to the Acute Care and Urology Agreement, on the terms and subject to the conditions therein, the Company has agreed to sell, and the Acute Care and Urology Purchaser has agreed to acquire, the Company’s (a) acute care segment and (b) interventional urology segment (the “Acute Care and Urology Business”), for a purchase price of $530,000,000 in cash (the “Acute Care and Urology Purchase Price”), subject to customary adjustments for cash, indebtedness, transaction expenses and working capital. The closing of the transactions contemplated by the Acute Care and Urology Agreement (the “Acute Care and Urology Transaction”, together the with the OEM Transaction, the “Transactions”) is subject to customary conditions, including receipt of regulatory approvals. The Acute Care and Urology Agreement entitles the Company and the Acute Care and Urology Purchaser to terminate the Agreement under certain circumstances, including the failure of the closing to occur by September 1, 2026, subject to an extension to February 1, 2027, and subject to a further extension to June 1, 2027, in certain circumstances where certain regulatory approvals have not been obtained. The transaction is expected to be completed in the second half of 2026.

Pursuant to the Acute Care and Urology Agreement, the Company and the Acute Care and Urology Purchaser have made customary representations and warranties and have agreed to customary covenants relating to the transaction. From the date of the Acute Care and Urology Agreement until the closing, the Company is required to conduct the Acute Care and Urology Business in all material respects in the ordinary course of business and to comply with certain covenants regarding the operation of the Acute Care and Urology Business. Subject to certain limitations, the Company and the Acute Care and Urology Purchaser have agreed to indemnify each other for losses arising from certain tax liabilities and certain other liabilities.

The OEM Transactions and the Acute Care and Urology Transactions constitute separate transactions which may be consummated independently from one another. The Company primarily intends to use the net proceeds from the Transactions to return capital to shareholders through share repurchases and to pay down debt.

The Agreements govern the contractual rights among the parties in relation to the sale of the OEM Business and the Acute Care and Urology Business. The Agreements have been filed as exhibits to this Current Report on Form 8-K to provide investors with information regarding the terms of the Agreements and is not intended to provide, modify or supplement any information about the Company, the OEM Business, the Acute Care and Urology Business, the OEM Purchaser, the Acute Care and Urology Purchaser, the Acute Care and Urology Guarantors or any of their respective subsidiaries or affiliates, or their respective businesses. In particular, the Agreements are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company, the OEM Business, the Acute Care and Urology Business, the OEM Purchaser, the Acute Care and Urology Purchaser or the Acute Care and Urology Guarantors. The representations and warranties contained in each of the Agreements have been negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information. Moreover, information concerning the subject matter of the representations and warranties may change after the dates of the Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Copies of the OEM Agreement and Acute Care and Urology Agreement are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreements.

Item 7.01.	Regulation FD Disclosure.

In connection with the announcement of the Transactions, on December 9, 2025, the Company issued a press release, which is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

In connection with the announcement of the Transactions, on December 9, 2025, the Company announced that its Board of Directors has authorized a share repurchase program for up to $1 billion of the Company’s common stock. The program will primarily be funded with proceeds from the Transactions.

The timing, price and actual number of shares of common stock that may be repurchased under the share repurchase authorization will depend on a variety of factors including the price, market conditions, any debt requirements and applicable law as well as actual timing of the close of each of the Transactions. The repurchases may occur in open market transactions, in transactions structured through investment banking institutions, in privately negotiated transactions, by direct purchases of common stock or a combination of the foregoing. The share repurchase program does not require the Company to repurchase shares of its common stock, and it may be discontinued, suspended or amended at any time, without prior notice.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1*	Equity Purchase Agreement, dated December 9, 2025, by and between the Company and Lotus US Bidco Inc.

2.2*	Equity Purchase Agreement, dated December 9, 2025, by and between the Company, Intersurgical Limited, Intersurgical AG, Intersurgical Inc., Engineered Medical Systems Inc. and Pulmodyne Inc.

99.1	Press Release dated December 9, 2025

104	The Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

*	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” “prospects” and similar expressions typically are used to identify forward-looking statements. These statements include, but are not limited to, statements related to the transactions, regulatory approvals and the expected timing of the closing of the transactions. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the Company’s business and the industry and markets in which the Company operates. These statements are not guarantees of future performance and are subject to risks and uncertainties, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements due to a number of factors, including changes in business relationships with and purchases by or from major customers or suppliers; delays or cancellations in shipments; demand for and market acceptance of new and existing products; the impact of inflation and disruptions in the Company’s global supply chain on the Company and its suppliers (particularly sole-source suppliers and providers of sterilization services), including fluctuations in the cost and availability of resins and other raw materials, as well as certain components, used in the production or sterilization of the Company’s products, transportation constraints and delays, product shortages, energy shortages or increased energy costs, labor shortages in the United States and elsewhere, and increased operating and labor costs; the Company’s inability to integrate acquired businesses into its operations, realize planned synergies and operate such businesses profitably in accordance with the Company’s expectations; the Company’s inability to effectively execute its restructuring programs; the Company’s inability to realize anticipated savings resulting from restructuring plans and programs; the impact of enacted healthcare reform legislation and proposals to amend, replace or repeal the legislation; changes in Medicare, Medicaid and third party coverage and reimbursements; the impact of tax legislation and related regulations; competitive market conditions and resulting effects on revenues and pricing; global economic factors, including currency exchange rates, interest rates, trade disputes, the implementation or threatened implementation of tariffs, sovereign debt issues, and international conflicts and hostilities, such as the ongoing conflicts between Russia and Ukraine and in the Middle East; public health epidemics and pandemics, such as COVID-19; difficulties entering new markets; and general economic conditions. For a further discussion of the risks relating to the Company’s business, see Item 1A, Risk Factors, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The Company expressly disclaims any obligation to update these forward-looking statements, except as otherwise explicitly stated by the Company or as required by law or regulation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEFLEX INCORPORATED

	By:	/s/ Liam Kelly
	Name:	Liam Kelly
Date: December 9, 2025	Title:	Chairman, President & CEO